UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 10, 2006
Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.
(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5402 Parkdale Drive, Suite 101
Minneapolis, MN 55416
(Address of principal executive offices, including zip code)

(952) 215-0660
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)           On August 10, 2006, Daniel H. Bauer provided us with notice of his intent to resign as our Chief Financial Officer and Principal Accounting Officer, effective August 11, 2006.  Although Mr. Bauer resigned from such positions effective August 11, 2006, he will continue to assist our company through a transition period.  Mr. Bauer’s employment agreement required him to relocate from Atlanta to Minneapolis (our headquarters city).  Mr. Bauer advised our company that for personal and family reasons he was unable to relocate and, therefore, resigned as an executive officer.

(c)           On August 14, 2006, our board approved the hiring of Peter P. Hausback as Chief Financial Officer and Principal Accounting Officer.  Mr. Hausback commenced serving in such positions effective August 14, 2006.  Mr. Hausback, age 47, served as Vice President and Chief Accounting Officer of NightHawk Radiology Holdings, Inc. from June 2005 to August 2006.  Prior to joining NightHawk, Mr. Hausback served as Vice President and Chief Financial Officer for WestCoast Hospitality Corporation, a provider of lodging (Red Lion Hotels) and entertainment services, from September 2002 to February 2005.  From April 2001 to September 2002, Mr. Hausback served as Vice President and Chief Financial Officer of BriteSmile, Inc.  From 1992 to 2001, Mr. Hausback served in various management positions with Il Fornaio (America) Corporation, a restaurant and bakery chain, serving as its Vice President of Finance and Chief Financial Officer during the period that it was a public company.  From 1987 to 1992, Mr. Hausback was an accountant with PriceWaterhouse LLP in San Francisco.  There are no familial relationships between Mr. Hausback and any other officer or director of our company.  Each of our company’s executive officers is appointed to serve until his or her successor is duly appointed or his or her earlier removal or resignation from office.  We issued a press release regarding the hiring of Mr. Hausback on August 14, 2006, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

We have entered into an employment agreement with Mr. Hausback providing for his employment on an at-will basis at an annual base salary of $215,000.  He is entitled to participate in performance-based cash bonus or equity award plans for senior executives based upon goals established by the board or compensation committee after reasonable consultation with Mr. Hausback.  The extent of his participation in bonus plans for each of the years 2006 and 2007 will be up to $75,000 based upon performance of duties and achievement of performance targets.  We also granted to Mr. Hausback a stock option for the purchase of 175,000 shares of common stock, vesting over a two-year period, upon the commencement of his employment.  The employment agreement provides for provisions for termination with and without cause by our company and for good reason by Mr. Hausback and for the payment of a severance payment upon termination of employment resulting from a change of control of our company, or if Mr. Hausback is terminated without cause.  The employment agreement contains other customary terms and conditions.  A copy of the employment agreement with Mr. Hausback has been filed with this report as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.  See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: August 14, 2006	By:	/s/ Steven J. Wagenheim
Steven J. Wagenheim
President and Chief Executive Officer

EXHIBIT INDEX

99.1                           Press release dated August 14, 2006.

99.2                           Executive Employment Agreement dated August 14, 2006, between the Registrant and Peter P. Hausback.